EXHIBIT 10.1 - AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT, DATED AS OF MAY 20, 2017, BETWEEN C. WILLIAM ECCLESHARE AND CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Clear Channel Outdoor Holdings, Inc. (“Company”) and Christopher William Eccleshare (“Employee”) entered into an Employment Agreement effective January 24, 2012 (the “Agreement”), a First Amendment to Employment Agreement effective March 2, 2015 (the “First Amendment") and a Second Amendment to Employment Agreement effective December 11, 2015 (the “Second Amendment”)(collectively, the “Agreement”).

WHEREAS, the parties desire to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties enter into this Third Amendment to Employment Agreement (the “Third Amendment”).

1.	This Third Amendment is effective upon full execution by both parties (“Effective Date”).

2.	Section 3(a) (Base Salary) of the Agreement is deleted in its entirety and replaced as follows:
(a)    Base Salary. Employee shall be paid an annual salary of One Million Dollars ($1,000,000.00) (“Base Salary”). Employee’s Base Salary shall be reviewed at least annually for possible increase by the Board. Beginning January 1, 2017, Employee’s Base Salary shall be paid based upon the prior calendar year’s average exchange rate. Likewise, any compensation or payments owed to Employee pursuant to this Agreement calculated based upon Employee’s Base Salary beginning January 1, 2017, shall be paid based upon the prior calendar year’s average exchange rate.

3.	In Section 3(c) (Annual Bonus), the following is inserted as a new paragraph at the end of the Section:
Beginning calendar year 2017, Employee’s Annual Bonus shall be paid based upon the prior calendar year’s average exchange rate. Likewise, any compensation or payments owed to Employee pursuant to this Agreement calculated based upon Employee’s Annual Bonus beginning January 1, 2017, shall be paid based upon the prior calendar year’s average exchange rate.

4.	In Section 3(d) (Additional Bonus), the following is inserted as a new paragraph at the end of the Section:
Cash installments of the Additional Bonus, if any, paid on or after January 1, 2017, shall be based upon the prior calendar year’s average exchange rate. Likewise, any compensation or payments owed to Employee pursuant to this Agreement calculated based upon Employee’s Additional Bonus beginning January 1, 2017, shall be paid based upon the prior calendar year’s average exchange rate.

5.	In Section 3(e) (Benefits), the following sentence is inserted at the end of the Section:

Beginning calendar year 2017, any compensation or payments owed to or contributed on behalf of Employee pursuant to this Section 3(e) and expressed or calculated in US Dollars shall be paid based upon the prior calendar year’s average exchange rate.

6.	In Section 3(f)(ii) (Expenses), the following sentence is inserted at the end of the Section:

Beginning calendar year 2017, such reimbursement shall be based upon the prior calendar year’s average exchange rate.

7.	A new Section 3(i) is inserted as follows:

(i)    Exchange Rate. For purposes of clarity, beginning January 1, 2017, any compensation or payments owed to Employee pursuant to this Agreement and expressed or calculated in US Dollars shall be paid based upon the prior calendar year’s average exchange rate.

8.
This Third Amendment represents the complete and total understanding of the parties with respect to the content thereof, and cannot be modified or altered except if done so in writing, and executed by all parties. All other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the date written below and upon full execution by all parties, this Agreement shall be effective.

EMPLOYEE:

_____________________________________            Date: _________________________
Christopher William Eccleshare

COMPANY:

_____________________________________            Date: _________________________
Robert W. Pittman
Chairman and Chief Executive Officer